FSGI 8-K 4/16/2012

Section 1: 8-K (FIRST SECURITY GROUP INC 8-K 4-16-2012)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         April 16, 2012

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2012, the Board of Directors (the “Board”) of First Security Group, Inc. (the “Company”) increased its size to nine directors and elected Mr. Larry D. Mauldin to join the Board. The Board of Directors also elected Mr. Mauldin as Chairman of the Board. Subject to the completion of the regulatory application process and the receipt of all necessary regulatory non-objections, the Company anticipates that Mr. Mauldin will be appointed to serve on the Board of Directors of the Company's wholly owned subsidiary, FSGBank, National Association (“FSGBank”) as Chairman of the Board of FSGBank.
Mr. Mauldin brings to the Company extensive executive and banking experience in the Company's markets.  Mr. Mauldin retired from SunTrust Bank, Inc. (“SunTrust") in 2007 after 40 years of service in various positions at SunTrust and its subsidiaries, including 13 years as Chairman, President and Chief Executive Officer of SunTrust Bank, East Tennessee, N.A. Mr. Mauldin is currently the Chairman of the Board of each of Covenant Health in Knoxville, Tennessee, a nonprofit corporation that is the parent corporation of an eight hospital health care system, and Project GRAD, also in Knoxville, Tennessee, a nonprofit corporation that works closely with the Knox County public school district.
Mr. Mauldin was not selected to serve as a director based on any arrangement or understanding between Mr. Mauldin and any other persons. At this time, the Company has not identified the committees of the Board to which Mr. Mauldin is expected to be named. With the addition of Mr. Mauldin, the Board consists of nine directors, eight of whom are not employed by the Company.
Mr. Mauldin will receive an annual retainer of $10,000 for his services as Chairman of the Board and otherwise will receive compensation for his services as director consistent with that of the Company's other non-employee directors, including retainers, board and committee fees, chairperson fees, and the eligibility to receive stock-based awards and other compensation as may be paid to the Company's directors from time to time. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company or FSGBank was or is to be a participant and in which Mr. Mauldin has or had a direct or indirect material interest.
Item 7.01.    Regulation FD Disclosure
On April 17, 2012, First Security issued a press release announcing the election of Mr. Mauldin as director and Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1. The information provided in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Press Release, dated April 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:    April 17, 2012

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Chief Financial Officer